EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Gamer Pakistan Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share(1)	457(a)	1,995,000(2)	$5.00	$9,975,000.00	0.0001102	$1,099.25
Fees to Be Paid	Equity	Warrant to purchase Common Stock to be issued to the Representative(3)	457(g)	—	—	—	—	—
Fees to Be Paid	Equity	Common Stock issuable upon exercise of the Warrant to purchase Common Stock to be issued to the Representative(1)	457(a)	170,000(4)	$6.00	$1,020,000.00	0.0001102	$112.40
Fees to Be Paid	Equity	Common stock registered on behalf of certain selling stockholders(1)	457(a)	2,290,429	$5.00	$11,452,145.00	0.0001102	$1,262.03
	Total Offering Amounts							$2,473.68
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$2,473.68

(1)

Pursuant to Rule 416 under the Securities Act of 1993, as amended, or the Securities Act, there is also being registered hereby such indeterminate number of additional shares of common stock as may be issued or issuable because of stock splits, stock dividends and similar transactions.

(2)	Includes 255,000 shares that the underwriters have the option to purchase.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) of the Securities Act. In connection with the sale and issuance by the Registrant of the common stock registered hereby, the Registrant has agreed to issue to the representative of the several underwriters, or the Representative, a warrant to purchase shares of common stock. In accordance with Rule 457(g) of the Securities Act, because the shares of the Registrant’s common stock underlying such warrant are registered hereby, no separate registration fee is required.

(4)

The warrant to purchase common stock to be issued to the Representative is exercisable for 10.0% of the shares sold by the Registrant in this offering (exclusive of any over-allotment shares sold). The number of shares being registered by the Registrant is the maximum number of shares of common stock issuable under this warrant, giving effect to the maximum exercise price of $6.00 per share.